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Exhibit 10.7.3

VESSEL CONSTRUCTION AGREEMENT AMENDMENT

(K-Sea Transportation LLC)

        This Addendum No. 2 ("Addendum") to that certain Vessel Construction Agreement by and between Bollinger Gretna L.L.C. as builder ("Builder") and K-Sea Transportation LLC, a Delaware limited liability company, as Buyer ("Buyer") for the vessels presently known as Hulls Nos. 416, 417, 421 and 422 ("Vessels") dated March 23, 2001, as heretofore amended by Addendum No. 1, dated March 23, 2001 ("Vessel Construction Agreement") is entered this 7th day of June, 2002. Capitalized terms in this Addendum, unless otherwise specified, shall have the same meaning as that ascribed to them in the Vessel Construction Agreement.

RECITALS:

        WHEREAS:

        (i)    The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator ("Secretary"), has agreed to provide Buyer a guarantee of vessel financing obligations ("Commitment") to assist with the construction costs of the Vessels being built by the Builder; and

        (ii)   As an inducement to the Secretary's issuance of the Commitment and further actions by the Secretary pursuant thereto, Builder and Buyer have agreed to make certain amendments to the Vessel Construction Agreement required by the Secretary, in the form set forth in this Addendum.

        NOW THEREFORE, in consideration of the premises and mutual promises herein, the parties agree that the Vessel Construction Agreement, as heretofore amended, is further amended as follows:

        1.     Article 9 of the Vessel Construction Agreement shall be amended by adding an additional Paragraph "C" at the end thereof providing:

          C.    Bollinger shall permit inspection by, supply information to, and cooperate with the United States of America, represented by the Secretary of Transportation acting by and through the Maritime Administrator (the "Secretary"), at its yard where the assembly of the Vessel is now taking place and at such other yards of Bollinger, its affiliates and subcontractors where parts of the Construction Contract or subcontracts may be performed. Bollinger acknowledges that such cooperation may include, but is not limited to, providing the Secretary: (1) access to the Vessel and areas of Bollinger where work related to the Vessel is being performed by Bollinger, its contractors and subcontractors, at all reasonable times during normal working hours to inspect performance of the work defined as set forth in Article 1(A), and to observe trials and other tests; (2) copies of detailed production and construction schedules for the Vessel along with changes to such documents as they occur; (3) access to contract plans and specifications for the Vessel; (4) reasonable access to Bollinger's production manager or supervisor; (5) information on the origination and source of materials; and (6) access to progress payment and construction milestones information. In conjunction with any such inspections by the Secretary, Bollinger will furnish, on a temporary basis, reasonable space at its yard for the Secretary's representatives and communication, copying and other facilities as appropriate. The Secretary's access to the Vessel shall be at the Secretary's sole risk. Bollinger assumes no responsibility save for its own negligence or intentional acts for any injury that the Secretary or its representatives, agent or contractor may sustain on the Vessel during its construction.

        2.     Except as modified and expressly amended by this Amendment No. 2, the Vessel Construction Agreement is, in all respects, ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

        3.     Notwithstanding any of the foregoing, the Buyer agrees to Section 2.13 of Exhibit 1 to the security agreement, Contract No. 13781, dated June 7, 2002 ("the Security Agreement") among the Buyer, EW Holding Corp., a New York corporation and the Secretary. So long as any obligation secured by the Security Agreement remains outstanding, Section 2.13 to the Security Agreement shall control.

        4.     This Amendment No. 2 to the Vessel Construction Agreement may be executed in one or more counterparts. All such counterparts shall be originals and shall together constitute but one and the same instrument.

[signatures on next page]

        IN WITNESS WHEREOF, the parties have executed and delivered this Addendum on the date above first written.

Builder:
Bollinger Gretna L.L.C.
By:	/s/ Richard Bollinger
Name:	Richard Bollinger
Title:	President
Buyer:
K-Sea Transportation LLC
By:	/s/ Timothy J. Casey
Name:	Timothy J. Casey
Title:	President/CEO

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VESSEL CONSTRUCTION AGREEMENT AMENDMENT
(K-Sea Transportation LLC)